EXHIBIT 23




               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 401K Savings and Retirement Plan for Polymer Associates, of our
report dated January 31, 1994, with respect to the consolidated financial statements of M.A. Hanna Company and subsidiaries incorporated by reference in its Annual Report (From 10-K, as amended) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                   /s/   Ernst & Young  LLP





Cleveland, Ohio
December 21, 1994